Exhibit 3.1


                              ARTICLES OF AMENDMENT
    filed pursuant to Sec.7-90-301, et seq. and Sec.7-110-106 of the Colorado
                            Revised Statutes (C.R.S.)

ID number:                                     20031402340
                                               -----------
1.   Entity  name:                             New Century Energy Corp.
                                               ----------------------
                                              (If changing the name of the
                                               corporation, indicate name BEFORE
                                               the name change)

2.   New  Entity  name:
     (if  applicable)

                                               ------------------------

3.   Use of Restricted Words (if any of
     these Terms are contained in an               "bank" or "trust" or any
                                               ----
     entity name, true derivative                  "credit union"      "savings
                                               ----               ----
     thereof name of an entity, trade              "insurance", "casualty",
                                               ----
     name or trademark and loan" stated       "mutual", or "surety
     in this document, make the
     applicable  selection):

4.   Other  amendments,  if  any,  are  attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.   If  the  corporation's  period  of  duration
     as  amended  is  less  than  perpetual,  state
     the  date  on  which  the  period  of  duration
     expires:
                                                  ----------------
                                                  (mm/dd/yyyy)
OR

     If  the corporation's period of duration as amended is perpetual, mark this
     box:    X
            ---

7.   (Optional)  Delayed  effective  date:
                                                  ----------------
                                                    (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

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8.   Name(s) and address(es) of the
     individual(s) causing the document
     to be delivered for filing:           DeStefano Edward     R.
                                           -------------------------------------
                                          (Last)    (First)   (Middle)  (Suffix)

                                           5851 San Felipe, Suite 775

                                          --------------------------------------
                             (Street name and number or Post Office information)

                                          Houston,    Texas         77057

                                          --------------------------------------
                                           (City)    (State)   (Postal/Zip Code)

                                          --------------------------------------
                               (Province - if applicable)  (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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     The Company's Articles of Incorporation are hereby amended to authorize two hundred million (200,000,000) shares of common stock, $0.001 par value, and to reauthorize twenty million (20,000,000) shares of preferred stock, $0.001 par value.

     Shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

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